Exhibit 10.3

FIRST Amendment to VITRO BIOPHARMA, INC.

2022 OMNIBUS INCENTIVE COMPENSATION PLAN

This Amendment (this “Amendment”) to the Vitro Biopharma, Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”), sponsored and adopted by Vitro Biopharma, Inc. (the “Company”), is entered into effective as of June 30, 2022 (the “Effective Date”). Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Plan.

RECITALS

A. The Board of Directors of the Company (the “Board”) previously adopted the Plan;

B. The Board approved the increase of the number of Shares available for issuance under the Plan by 5,000,000, from 4,000,000 to 9,000,000 on the Effective Date; and

C. Pursuant to Section 15.1 of the Plan, the Board determined that it has the authority to amend the Plan to make this amendment to the Plan.

NOW, THEREFORE, in accordance with the foregoing recitals, the Plan is hereby amended, as of the Effective Date, as follows:

1. The first paragraph of Section 4.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“4.1 Number of Shares Available for Grants; Share Counting and Reacquired Shares. The number of Shares reserved for issuance to Participants shall be nine million (9,000,000). Shares issued under the Plan may be authorized but unissued shares or treasury shares. The number of Shares reserved for issuance to Participants under the Plan is subject to adjustment as provided in Section 4.2 hereof.”

2. All other provisions of the Plan shall remain unchanged as a result of this Amendment and the Plan, as amended and modified by the provisions of this Amendment, shall be construed as a single instrument.

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This Amendment to the Vitro Biopharma, Inc. 2022 Omnibus Incentive Compensation Plan, previously approved by the Board, is effective as of the Effective Date.

COMPANY:

By:	/s/ Nathan Haas
Name:	Nathan Haas
Title:	Secretary

Date: July 18, 2022

Amendment to 2022 Omnibus Incentive Compensation Plan